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Exhibit 10.8

UNITEDGLOBALCOM, INC.

STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

(Effective March 20, 1998)

Amended and Restated January 22, 2004

i

UNITEDGLOBALCOM, INC.
STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

        The Board of Directors of United International Holdings, Inc. ("UIH"), a Delaware corporation, established the United International Holdings, Inc. Stock Option Plan for Non-Employee Directors (the "Plan"), effective March 20, 1998 (the "Effective Date"). UIH changed its name to UnitedGlobalCom, Inc. effective as of July 23, 1999. The Plan was assumed by New UnitedGlobalCom, Inc., now known as UnitedGlobalCom, Inc. (the "Company") on January 30, 2002. The name of the Plan was changed accordingly to UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors, effective March 20, 1998. The Plan is hereby amended and restated, effective January 22, 2004, in order to update the Plan's anti-dilution provisions and incorporate certain other technical changes. The terms of the Plan, as amended and restated, shall apply to all Options outstanding as of and from January 22, 2004.

PURPOSES

        The purposes of the Plan are to provide to certain directors of the Company who are not also employees of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options ("Options") to purchase shares of the $.01 par value Class A common stock (the "Stock") of the Company upon the terms and conditions described below.

ARTICLE I

GENERAL

        1.1    Definition.    For purposes of the Plan and as used herein, a "non-employee director" is an individual who (a) is a member of the Board of Directors of the Company and (b) is not an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). A non-employee director to whom an Option is granted is referred to herein as a "Holder."

        1.2    Nature of Options.    The Options granted hereunder shall be options that do not satisfy the requirements of section 422 of the Code.

ARTICLE II

OPTIONS

        2.1    Participation.    Each non-employee director on the Effective Date and each non-employee director elected thereafter shall be eligible to receive Options to purchase Stock in accordance with Section 2.2 on the terms and conditions herein described.

        2.2    Grant.

          (a)    Grant.    The Board, in its sole discretion, may grant Options to individual non-employee directors. The Board shall have full discretion as to the number and date of the grant of Options and may grant Options covering different numbers of shares of Stock to different directors.

          (b)    Date of Grant.    The date on which a non-employee director receives an Option hereunder is referred to as the date of grant of such Option.

          (c)    Option Certificates.    Each Option granted under the Plan shall be evidenced by a written stock option certificate (an "Option Certificate") issued in the name of the non-employee director to whom the Option is granted. The Option Certificate shall incorporate and conform to the terms and conditions set forth herein.

        2.3    Terms.    Options issued pursuant to the Plan shall have the following terms and conditions in addition to those set forth elsewhere herein:

          (a)    Number.    Each non-employee director shall receive under the Plan Options to purchase the number of shares of Stock determined by the Board, subject to adjustment as provided in Article III. Such grants shall be effective at the times specified in Section 2.2.

          (b)    Price.    The price at which each share of Stock covered by the Option may be purchased by each non-employee director shall be the Fair Market Value (as defined in Section 5.6) of the Stock on the date of grant or such greater price as determined by the Board upon grant, subject to adjustment as provided in Article III.

          (c)    Duration of Options.    The period within which each Option may be exercised shall expire ten years from the date the Option is granted (the "Option Period"), unless terminated sooner pursuant to subsection (d) below or fully exercised prior to the end of such period.

          (d)    Termination of Service, Death, Etc.    The Option shall terminate in the following circumstances if the Holder ceases to be a director of the Company:

            (i)    If the Holder is removed as a director of the Company during the Option Period for cause, the Option shall be void thereafter for all purposes.

            (ii)   If the Holder ceases to be a director of the Company on account of disability within the meaning of Section 22(e)(3) of the Code, the Option may be exercised by the Holder (or, in case of death thereafter, by the persons specified in Section 2.3(d)(iii)) within one year following the date on which the Holder ceased to be a director (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised as to all shares of Stock specified therein, notwithstanding Section 2.3(g).

            (iii)  If the Holder dies during the Option Period while still serving as a director or within the three-month period referred to in Section 2.3(d)(iv) below, the Option may be exercised by those entitled to do so under the Holder's will or by the laws of descent and distribution within one year following the Holder's death (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised as to all shares of Stock specified therein, notwithstanding Section 2.3(g).

            (iv)  If the Holder ceases to be a director within the Option Period for any reason other than removal for cause, disability or death, the Option may be exercised by the Holder within three months following the date of such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date the Holder ceased to be a director.

          (e)    Transferability, Exercisability.    Each Option granted under the Plan shall not be transferable by a Holder other than by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder or, in the event of disability or incapacity, by the Holder's guardian or legal representative. Notwithstanding any other provision of the Plan, no Option may be exercised unless and until the Plan is approved by the stockholders of the Company in accordance with Section 5.5.

          (f)    Exercise, Payments, Etc.

            (i)    The method for exercising each Option granted shall be by delivery to the Company of written notice specifying the number of shares with respect to which the Option is exercised. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company within thirty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 2.3(f)(ii) or a combination thereof. If the purchase price is paid by means of a broker's loan transaction as described in clause (C) of Section 2.3(f)(ii), in whole or in part, the closing of the purchase of the Stock under the Option shall take place on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the purchase price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefore. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares on delivery of the outstanding Option Certificate for the Option being exercised.

            (ii)   To the extent permitted by applicable law (as determined by the Board in its sole discretion), the exercise price shall be paid by any of the following methods or any combination of such methods, at the option of the Holder: (A) cash; (B) certified, cashier's or other check acceptable to the Company, payable to the order of the Company; or (C) delivery to the Company of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price of the Stock; or (D) delivery to the Company of certificates representing the number of shares of Stock then owned by the Holder, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company. No Option may be exercised by delivery to the Company of certificates representing Stock that has been held by the Option Holder for less than six months or such other period as shall be sufficient for the Company to avoid, if possible, the recognition of expense with respect to the Option for accounting purposes.

          (g)    Service Required for Exercise.    Except as set forth in Sections 2.3(d), 4.3, 4.4 and 5.5, each Option shall become exercisable in increments of 1/48th of the total number of shares covered by the Option after each month of continuous service by the Holder as a non-employee director of the Company following the date of grant, unless the Board specifies otherwise at the time of grant of the Option or subsequently modifies the Option. Except as set forth in Sections 2.3(d), 4.3 and 4.4, the Option shall not be exercisable as to any shares as to which any such requirement has not been satisfied, regardless of the circumstances under which the Holder ceased to be a director. The number of shares as to which the Option may be exercised shall be cumulative, so that once the Option becomes exercisable as to any shares it shall continue to be exercisable as to those shares until expiration or termination of the Option as provided in the Plan.

ARTICLE III

AUTHORIZED STOCK

        3.1    The Stock.    The total number of shares of Stock as to which Options may be granted pursuant to the Plan shall be 3,000,000 in the aggregate (includes adjustments through January 30, 2002, pursuant to the provisions of Section 3.2 and as approved by stockholders). The number of shares of Stock authorized for grant hereunder shall be adjusted in accordance with the provisions of Section 3.2. Shares of Stock underlying expired or cancelled and unexercised Options shall again be available for grant under the Plan. The Company shall at all times reserve a sufficient number of shares of Stock, or otherwise assure itself of its ability to perform its obligations hereunder.

        3.2    Adjustments for Stock Split, Stock Dividend, Etc.    If the Company shall at any time increase or decrease the number of its outstanding Shares by means of payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, or change in any way the rights and privileges of such Shares, then the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if the corresponding Shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (a) the Shares as to which Options may be granted under the Plan; and (b) the Shares then subject to each outstanding Option. Upon any occurrence described in this Section 3.2, the total Option Price under each then outstanding Option shall remain unchanged but shall be apportioned ratably over the increased or decreased number of Shares subject to the Option.

        3.3    Other Distributions and Changes in the Stock.    If

          (a)   UnitedGlobalCom shall at any time distribute with respect to its Stock assets or securities of other persons (excluding cash dividends or distributions referred to in Section 3.2), shares of its capital stock (other than Stock), or evidences of indebtedness, or

          (b)   UnitedGlobalCom shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of UnitedGlobalCom, or

          (c)   there shall be any other change (except as described in Section 3.2) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Board shall in its sole discretion determine that the event described in subsection (a), (b), or (c) above equitably requires, in order to preserve the benefits intended to be made available, an adjustment in the number or kind of Shares subject to an Option, an adjustment in the Option Price or the taking of any other action by the Board, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Option, then such adjustments shall be made, or other action shall be taken, by the Board, as the Board in its sole discretion shall deem appropriate, and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.

        3.4    No Rights as Stockholder.    An Option Holder shall have none of the rights of a stockholder with respect to the Shares subject to an Option until such Shares are transferred to the Option Holder upon the exercise of such Option. Except as provided in this Article III, no adjustment shall be made for dividends, rights or other property distributed to stockholders (whether ordinary or extraordinary) for which the record date is prior to the date such Shares are so transferred.

        3.5    Fractional Shares.    No adjustment or substitution provided for in this Article III shall require the Company to issue a fractional share. The total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share.

        3.6    Determination by the Board, Etc..    Adjustments under this Article III shall be made by the Board, whose determinations with regard thereto shall be final and binding.

ARTICLE IV

CORPORATE REORGANIZATION; CHANGE OF CONTROL

        4.1    Reorganization.    Upon the occurrence of any of the following events, if the notice required by Section 4.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Board or the Company: (a) the merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the

Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company); or (c) the dissolution or liquidation of the Company.

        4.2    Required Notice.    At least 30 days' prior written notice of any event described in Section 4.1 shall be given by the Company to each Holder, unless in the case of the events described in clauses (a) or (b) of Section 4.1, the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options, except that the Holder of each Option then outstanding shall have the right thereafter to purchase the kind and amount of shares of stock or other securities or property or cash receivable upon such merger, consolidation, sale or conveyance by a holder of the number of shares of Stock that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article IV shall similarly apply to successive mergers, consolidations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Holder or when mailed to a Holder by registered or certified mail, postage prepaid, at such Holder's address last known to the Company.

        4.3    Acceleration of Exercisability.    Subject to Section 5.5, Holders notified in accordance with Section 4.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service as a director have been satisfied.

        4.4    Change of Control.    If a Change in Control (as defined below) occurs, all Options shall become exercisable in full, regardless of whether all conditions of exercise relating to continuous service have been satisfied. A "Change in Control" is deemed to have occurred if (a) a person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company or the Company's successor having 30% or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of at least a majority of the members of the Board unaffiliated with such person, or (b) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least two-thirds of all directors at any time during such period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Board in office immediately prior to such period and of the new and replacement directors so approved. Notwithstanding anything to the contrary in this Section 4.4, no Option will become exercisable by virtue of the occurrence of a Change in Control if the Holder of that Option or any group of which that Holder is a member is the person whose acquisition constituted the Change in Control.

ARTICLE V

GENERAL PROVISIONS

        5.1    Plan Administered by the Board.    To the extent this Plan requires or permits administration, the Board shall be responsible for administration of the Plan. Wherever used in this Plan, the term "Board" shall mean the Board of Directors of the Company and any committee of the Board of Directors of the Company who has been properly delegated the authority to act on behalf of the entire Board with respect to this Plan under the terms of applicable law. The Board may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Board pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

        5.2    Expiration.    The Plan shall terminate whenever the Board adopts a resolution to that effect. After termination, no additional Options shall be granted under the Plan, but the Company shall continue to recognize Options previously granted.

        5.3    Amendments, Etc.    The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall impair any Option theretofore granted under the Plan or deprive any Holder of any shares of Stock that he may have acquired through or as a result of the Plan without the consent of the Holder. The Company shall obtain the approval of stockholders to any amendment or modification of the Plan to the extent required by Rule 16b-3 under the Exchange Act ("Rule 16b-3") (or any successor applicable rule) or by the listing requirements of the National Association of Securities Dealers, Inc. or any stock exchange on which the Company's securities are quoted or listed for trading.

        5.4    Treatment of Proceeds.    Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

        5.5    Effectiveness.    This Plan shall be effective on the Effective Date, subject to approval by the stockholders of the Company in accordance with applicable law and as may be required to meet any applicable requirement of NASDAQ or any stock exchange or any governmental agency.

        5.6    Fair Market Value.    The "Fair Market Value" of a share of Stock shall be the last reported sale price of the Stock on the NASDAQ National Market System on the day the determination is to be made, or if no sale took place on such day, the average of the closing bid and asked prices of the Stock on the NASDAQ National Market System on such day, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported by NASDAQ. If, however, the Stock should be listed or admitted for trading on a national securities exchange, the Fair Market Value of a share of the Stock shall be the last sales price, or if no sales took place, the average of the closing bid and asked prices on the day the determination is to be made, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported in the principal consolidated transaction reporting system for the principal national securities exchange on which the Stock is listed or admitted for trading. If the Stock is not listed or traded on NASDAQ or on any national securities exchange, the Fair Market Value for purposes of the grant of Options under the Plan shall be determined by the Board in good faith in its sole discretion.

        5.7    Section Headings.    The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

        5.8    Severability.    If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

        5.9    Rule 16b-3.    This Plan is intended to comply with the requirements of Rule 16b-3 and any successor applicable rule so that grants under the Plan will not affect the status of non-employee directors as disinterested persons for purposes of Rule 16b-3 and that such grants will otherwise satisfy the requirements of Rule 16b-3. To the extent the Plan does not conform to such requirements, it shall be deemed amended to so conform without any further action on the part of the Board or stockholders.

        Amended and Restated January 22, 2004.

UNITEDGLOBALCOM, INC. a Delaware corporation
By:	/s/ ELLEN P. SPANGLER

QuickLinks

  Exhibit 10.8
UNITEDGLOBALCOM, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (Effective March 20, 1998) Amended and Restated January 22, 2004
TABLE OF CONTENTS
UNITEDGLOBALCOM, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
PURPOSES
ARTICLE I GENERAL
ARTICLE II OPTIONS
ARTICLE III AUTHORIZED STOCK
ARTICLE IV CORPORATE REORGANIZATION; CHANGE OF CONTROL
ARTICLE V GENERAL PROVISIONS